Exhibit 24.2

DIRECTOR OF

ASAT HOLDINGS LIMITED

REGISTRATION STATEMENT ON FORM F-1

POWER OF ATTORNEY

The undersigned director of ASAT Holdings Limited, a company formed under the laws of the Cayman Islands (the “Company”), constitutes and appoints Robert J. Gange and Arthur Tsui, and each of them individually, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement on Form F-1 of the Company (File No. 333-131331) and any or all amendments to said Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue thereof.

Executed as of April 13, 2006.

/s/ Kevin Kit Tong Kwan

Kevin Kit Tong Kwan, Director